Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to
☐	Rule 14a-11 (c) or rule 14a-12

PURE BIOSCIENCE
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒   No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement no.:
(3)	Filing Party:
(4)	Date Filed:

PURE BIOSCIENCE
1725 Gillespie Way
El Cajon, California 92020
(619) 596-8600

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held January 20, 2009

TO THE SHAREHOLDERS OF PURE BIOSCIENCE:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders (the “Meeting”) of PURE Bioscience, a California corporation (the “Company”), will be held at the Doubletree Hotel Mission Valley, 7450 Hazard Center Drive, San Diego, California 92108 on January 20, 2009 at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following proposals:

Proposal No. 1	ELECTION OF DIRECTORS

Proposal No. 2.	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The foregoing proposals are more fully described in the proxy statement accompanying this notice. The shareholders will also act on any other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

The Meeting is called as provided for by California law and the Company’s Bylaws.

Only holders of our common stock of record at the close of business on December 2, 2008 will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

You are cordially invited to attend the Meeting in person. Whether or not you expect to attend the Meeting, please complete, date, sign and return the proxy accompanying this notice or vote by telephone or on the Internet as instructed in the proxy statement accompanying this notice, as promptly as possible in order to ensure your representation at the Meeting. If you have received this notice by mail, a return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

BY ORDER OF THE BOARD OF DIRECTORS

DENNIS B. ATCHLEY
SECRETARY
El Cajon, California
November 24, 2008

HOW DO I VOTE?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Meeting. Alternatively, you may vote by proxy either by telephone or on the Internet or by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Meeting and we will give you a ballot when you arrive.

•	To vote by telephone, dial the toll free number 1-800-690-6903 using any touch tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m. Eastern Time on January 19, 2009 to be counted.

•	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the accompanying proxy card. Your vote must be received by 11:59 p.m. Eastern Time on January 19, 2009 to be counted.

•	To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker, bank or other agent. To vote in person at the Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

PURE BIOSCIENCE
1725 Gillespie Way
El Cajon, California 92020
(619) 596-8600

PROXY STATEMENT

GENERAL INFORMATION
The enclosed Proxy is solicited by and on behalf of the Board of Directors (the “Board”) of PURE Bioscience, a California corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Meeting”) to be held at the Doubletree Hotel Mission Valley, 7450 Hazard Center Drive, San Diego, California 92108 on January 20, 2009, at 2:00 p.m. Pacific Time, and at any adjournment thereof. It is anticipated that the Notice and Proxy Card will be mailed to the Company’s shareholders entitled to vote at the Meeting on or before December 9, 2008.

Any person signing and returning the enclosed proxy (the “Proxy”) may revoke it at any time before it is voted by submitting a new proxy with a later date, or by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy statement (this “Proxy Statement”) to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mail; however, the Company may use the services of its directors, officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy Statement to the beneficial owners of the Company’s shares held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

ADVICE TO BENEFICIAL OWNERS OF CERTAIN SHARES
Shareholders who do not hold their shares in their own name should note that only shareholders whose names are registered as shareholders on the records of the Company can submit the attached Proxy or be recognized and vote at the Meeting. If a shareholder’s shares are registered under the name of a broker, financial institution or other agent (a beneficial owner), then these shares can only be voted by the holding broker, financial institution or other agent. Such broker, financial institution or other agent are provided with sufficient copies of this Proxy Statement and the Annual Report to forward such materials to the beneficial owner. The broker, financial institution or other agent should provide the beneficial owner with instructions on how to submit the vote of their shares. In the event a beneficial owner wishes to attend and vote their shares at the Meeting, the beneficial owner must obtain a proxy from the broker, financial institution or other agent.

SHARES OUTSTANDING AND VOTING RIGHTS
All voting rights are vested exclusively in the holders of our common stock with each common share entitled to one vote. Only shareholders of record at the close of business on December 2, 2008 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On November 24, 2008, the Company had 29,795,816 shares of its common stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting. No fractional shares are presently outstanding. A majority of the Company’s outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. Provided that a quorum is present at the Meeting, the affirmative vote of a plurality of the votes cast is necessary to approve election of directors as described more fully under the heading “Proposal No. 1” below and the affirmative vote of a majority of the votes cast is necessary to approve the ratification of our registered independent auditor as described more fully under the heading “Proposal No. 2” below. As of November 24, 2008, the directors and executive officers of PURE Bioscience owned 2,115,951 shares (7.1% of shares outstanding) and have not entered into any agreements as to how they intend to vote their shares.

PROPOSAL NO. 1.     ELECTION OF DIRECTORS

The number of directors of the Company has been fixed at seven (7) by the Board. The Board recommends the election of directors of the seven (7) nominees listed below to hold office until the next annual meeting of shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as “proxies” in the enclosed Proxy, who have been designated by the Company’s management, intend to vote for the seven (7) nominees for election as directors unless otherwise instructed in such Proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board.

NOMINEES

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held, the period during which each has served as such, and the class and term for which each has been nominated:

Name	Age	Position	Year First Elected

Gregory H. Barnhill	55	Director	2001
Dennis Brovarone	52	Director	1996
Murray H. Gross	70	Director	2007
Michael L. Krall	56	President, CEO, Chairman, Director	1992
Paul V. Maier	61	Director	2008
Donna Singer	38	Executive Vice President, Director	1999
Tommy G. Thompson	67	Director	2006

Business Experience of Nominees

GREGORY H. BARNHILL Mr. Barnhill is a partner and a director of Brown Advisory Securities, LLC. Previously, Mr. Barnhill served as Managing Director of North American Equity Sales at Deutsche Banc Alex Brown Inc., an investment services firm. He joined the firm in 1975, following his graduation from Brown University with an AB degree in economics. Mr. Barnhill is on the board of Osiris Therapeutics, Inc. (NASDAQ: OSIR), a biotechnology company, and serves as a board member for multitudes of charitable and philanthropic organizations.

DENNIS BROVARONE Mr. Brovarone has been practicing corporate and securities law since 1986 and as a sole practitioner since 1990. He was elected to the Board in April 1996. Since January 2002, Mr. Brovarone has served as a director of Shannon International, Inc., a technology, oil and gas company.

MURRAY H. GROSS Mr. Gross currently serves as Chairman and Chief Executive Officer of U.S. Home Systems, Inc. (“USHS”), a home improvement products company. In addition to his current positions at USHS, Mr. Gross served as President, CEO and a director since the company’s inception in January 1997. Prior to USHS, Mr. Gross joined Facelifters (“FACE”), a publically-held home improvement products company, in 1987 as Vice President and a director and was named President and COO in 1990. Facelifters was acquired by AMRE (a NYSE listed company) in 1996. He was Vice President and served as a director of AMRE until founding USHS in 1997.

MICHAEL L. KRALL Mr. Krall is the President, CEO and Chairman of the Board of PURE Bioscience, a position he has held since 1993.

PAUL V. MAIER Mr. Maier is currently an independent financial consultant. He served as Vice President, Chief Financial Officer and became Senior Vice President, Chief Financial Officer of Ligand Pharmaceutical Incorporated, a biotechnology company, from 1992 to 2007. Prior to Ligand Pharmaceutical, Mr. Maier served as Vice President, Finance at DFS West, a division of DFS Group, L.P., a private multinational retailer from October 1990 to October 1992. From February 1990 to October 1990, Mr. Maier served as Vice President and Treasurer of ICN Pharmaceuticals, Inc., a pharmaceutical and biotechnology research products company. Mr. Maier held various positions in finance and administration at SPI Pharmaceuticals, Inc., a biotechnology company and a publicly held subsidiary of ICN Pharmaceuticals Group, from 1984 to 1988, including Vice President, Finance from February 1984 to February 1987. Mr. Maier received an M.B.A. from Harvard Graduate School of Business and a B.S. from Pennsylvania State University. Mr. Maier also serves on the boards of directors of International Stem Cell Corp. and Hana Biosciences, Inc., both publicly-held biotechnology companies.

DONNA SINGER Ms. Singer is the Executive Vice President of PURE Bioscience and has been a director since 1997. From 1996-1998, Ms. Singer served as Vice President of Operations for the Company.

TOMMY G. THOMPSON Secretary Thompson is currently the Independent Senior Advisor to the Deloitte Center for Health Solutions, a healthcare consulting company, a partner at the law firm of Akin Gump Strauss Hauer & Feld, and President of Logistics Health Incorporated, a healthcare company. Secretary Thompson served as HHS Secretary from 2001 to 2005 and as Governor of Wisconsin from 1987-2001. Secretary Thompson also serves as a director of two publically-held healthcare companies, Centene Corporation, and CR Bard, Inc.

EXECUTIVE MANAGEMENT

The following is biographical information as of November 24, 2008 for each of our Named Executive Officers not listed above:

Name	Age	Position	Held Position Since

Andrew J. Buckland	45	CFO, Principal Accounting Officer	2005

Business Experience

ANDREW J. BUCKLAND Mr. Buckland joined PURE Bioscience as its Chief Financial Officer in 2005. Prior to joining PURE, Mr. Buckland served as Vice President of Finance at Cardionet, Inc., a publically-held medical instruments healthcare company. Previous to that, Mr. Buckland served as Chief Financial Officer and as Chief Accounting Officer of Advanced Tissue Sciences, a public biotechnology company based in San Diego. He earned an MBA from the University of California, Irvine and a BA (with Honors) from the University of the West of England Business School.

Independence of the Board of Directors and its Committees

Effective April 2, 2008, our common stock has been traded on the NASDAQ Capital Market under the symbol “PURE.” As required under NASDAQ Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable NASDAQ listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director and PURE Bioscience, our senior management and our independent auditors, our Board has affirmatively determined that each of Mr. Barnhill, Mr. Brovarone, Mr. Gross and Mr. Maier are independent directors within the meaning of the applicable NASDAQ listing standards.

As required under applicable NASDAQ Stock Market listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards.

Information Regarding the Board of Directors and its Committees

In February 2008, our Board established an audit committee (the “Audit Committee”) and a compensation committee (the “Compensation Committee”). Each committee operates pursuant to a written charter, copies of which can be found on the corporate governance section of our web site, www.purebio.com. Each of our Board committees is required to perform an annual self-performance evaluation, which evaluation includes a comparison of the performance of the respective committee in light of the requirements of its charter.

Audit Committee

The Audit Committee reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee has the sole authority to appoint, retain or terminate our independent auditors; approves in advance all audit and permissible non-audit services to be provided to us by our independent auditors; oversees the independence of our independent auditors; evaluates our independent auditors’ performance; oversees and evaluates management’s assessment of the effectiveness of internal control over financial reporting as of the end of each fiscal year; oversees and evaluates our accounting and financial controls; receives and considers our independent auditors’ comments as to accounting and financial controls; discusses with management and our independent auditors the results of the annual audit and our annual financial statements; discusses with management and our independent auditors, as applicable, the results of our independent auditors’ interim review of our quarterly financial statements, as well as our earnings press releases; and reviews and approves all related-party transactions that are required to be disclosed by applicable laws, rules or regulation.

Mr. Maier is the chair of the Audit Committee. Our Board has determined that Mr. Maier qualifies as an “audit committee financial expert,” as defined in applicable rules promulgated by the Securities and Exchange Commission (“SEC”). In general, an “audit committee financial expert” is an individual member of the audit committee who understands Generally Accepted Accounting Principles and financial statements; is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements; understands internal controls over financial reporting; and understands audit committee functions. The Board made a qualitative assessment of Mr. Maier’s knowledge and experience based on a number of factors, including his formal education and prior work experience.

Each Audit Committee member is independent as defined in applicable NASDAQ listing standards and SEC regulations. Messrs. Barnhill and Maier have been members of the Audit Committee since its inception in February 2008. In April 2008, Mr. Gross replaced Mr. Brovarone as the third member of the Audit Committee.

Compensation Committee

The Compensation Committee assists the Board in fulfilling its responsibilities in connection with the compensation of our directors, officers, and employees. It performs this function by establishing and overseeing the administration of our compensation policies for our executives; reviewing and approving strategies for attracting, developing and motivating management and employees; recommending to the Board the approval of compensation plans and programs, including various incentive compensation, retirement and other benefit plans; and administering or overseeing approved compensation plans or programs.

During Fiscal 2008, the Compensation Committee retained Radford Surveys + Consulting, a division of Aon Consulting, as an independent consultant to advise on matters related to executive and director compensation and evaluating executive compensation programs. The consultant reports to and acts at the direction of the Compensation Committee. The Compensation Committee instructs the consultant with respect to its duties and, other than subscription fees we pay for compensation, benefit and benchmark surveys we purchase from them; the consultant receives no other compensation from us outside its role as advisor to the Compensation Committee. These duties include preparing competitive compensation analyses and assisting the Compensation Committee with identifying and selecting our group of peer companies listed in the Compensation Discussion and Analysis section of this Proxy Statement below. Along with the consultant, our Chief Executive Officer assists the Compensation Committee in reaching compensation decisions with respect to the Named Executive Officers other than himself.

In consultation with the Board, the Compensation Committee conducts annual reviews of the performance of our Chief Executive Officer and establishes his compensation. The Compensation Committee also reviews and makes recommendations to the full Board with respect to director compensation. Additional information regarding the Compensation Committee can be found in the Compensation Discussion and Analysis section of this Proxy Statement below.

Mr. Maier is the Chair of the Compensation Committee. Mr. Brovarone and Mr. Gross also serve on the Compensation Committee.

Director Nominees

The Company does not have a nominating committee. Director nominees are selected, or recommended for the Board’s selection, by a majority of the independent directors. The Board will consider candidates for directors proposed by shareholders, although no formal procedures for submitting candidates have been adopted. Until otherwise determined, not less than 90 days prior to the next annual Board meeting at which the slate of Board nominees is adopted, the Board accepts written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director and a statement of why the shareholder submitting the name of the proposed nominee believes that the nomination would be in the best interests of shareholders. If the proposed nominee is not the shareholder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a resume supporting the nominee’s qualifications to serve on the Board, as well as a list of references.

The director nominees are indentified through a combination of referrals, including by management, existing directors and shareholders, where warranted. Once a candidate has been identified, the Board reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the Board believes it to be appropriate, board directors may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of management’s slate of director nominees submitted to shareholders for election to the Board.

Among the factors that the Board considers when evaluating proposed nominees are their experience in the bioscience, chemical and/or pharmaceutical industries, knowledge of and experience with business matters, finance, capital markets and mergers and acquisitions. The Board may request additional information from the candidate prior to reaching a determination. The Board is under no obligation to formally respond to all recommendations, although as a matter of practice, it will endeavor to do so.

The Board received no shareholder recommendations for nomination to the Board in connection with the Meeting. There are seven director nominees for the Meeting, all of whom are incumbent directors standing for reelection.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board met seven times in Fiscal 2008, either telephonically or in person. Each incumbent Board member attended seventy-five percent or more of the aggregate of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she served as a director.

Shareholder Communications with our Board of Directors

Our Board adopted a Shareholder Communications with Directors Policy in February 2008. This policy is available in the Corporate Governance section of our website, www.purebio.com.

Shareholders may communicate appropriately with our directors by sending written correspondence addressed to Donna Singer, Executive Vice President, PURE Bioscience, 1725 Gillespie Way, El Cajon, CA 92020.

The Executive Vice President will maintain a log of all correspondence so received and will deliver as soon as practicable such correspondence to the identified director addressee(s). The correspondence will not, however, be delivered if there are safety, security, appropriateness or other concerns that mitigate against delivery of the correspondence, as determined by the Executive Vice President in consultation with legal counsel. The Board or individual directors so addressed shall be advised of any correspondence withheld. The Board or individual director, as applicable, will generate an appropriate response to all validly received shareholder correspondence and will direct the Executive Vice President to send the response to the particular shareholder.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees. The Code of Business Conduct and Ethics is available in the Corporate Governance section of our website, www.purebio.com. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K.

Family Relationships

There is no family relationship between any director, executive or person nominated or chosen by PURE Bioscience to become a director or executive officer.

The Board recommends a vote “FOR” each nominee listed above. Proxies solicited by the Board will be so voted unless shareholders specify otherwise on the accompanying proxy card.

PROPOSAL NO. 2.     RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has engaged Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2009, and is seeking ratification of such selection by our shareholders at the Meeting. Our Board engaged Mayer Hoffman McCann P.C. in September 2007, and the firm has audited our financial statements for Fiscal 2008 and for the fiscal year ended July 31, 2007 (“Fiscal 2007”). Representatives of Mayer Hoffman McCann P.C. are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of our independent registered public accounting firm. However the Audit Committee is submitting the selection of Mayer Hoffman McCann P.C. to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Mayer Hoffman McCann P.C. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if our Audit Committee determines that such a change would be in the best interests of our shareholders.

The affirmative vote of a majority of the votes cast at the meeting, at which a quorum is present, either in person or by proxy, is required to ratify the appointment of Hoffman McCann P.C.

Independent Registered Public Accounting Firm’s Fees and Services

The following table provides information regarding the fees billed to us by Mayer Hoffman McCann P.C. for Fiscal 2008 and 2007. All fees described below were approved by the Board or the Audit Committee:

	Fiscal Year Ended
	2008	2007
Audit Fees (1)	$295,600	$89,740
Audit-Related Fees	—	—
Tax Fees (2)	10,000	—
All Other Fees	—	—

Total Fees	$305,600	$89,740

(1)	Represents fees for services rendered for the audit and/or review of our financial statements, including our Annual Report on Form 10-K and our periodic reports; the review of our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and fees for services rendered in connection with registration statements and other documents filed with the SEC.

(2)	Represents fees for services in connection with the preparation of our federal and state tax returns.

On September 20, 2007, the Board agreed to accept the resignation of Miller and McCollom, Certified Public Accountants as auditors of the Company’s financial statements. On that same date, the Board engaged Mayer Hoffman McCann, PC., to serve as the independent registered public accounting firm to audit the Company’s financial statements and to serve as the Company’s independent registered public accounting firm for Fiscal 2007.

The reports of Miller and McCollom on the Company’s consolidated financial statements as of and for the fiscal years ended July 31, 2006 and July 31, 2005 and any subsequent interim period through the date of engagement of Mayer Hoffman McCann P.C., did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle. During the two fiscal years ended July 31, 2006 and July 31, 2005 and any subsequent interim period through the date of engagement of Mayer Hoffman McCann P.C., there were no (1) disagreements with Miller and McCollom on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Miller and McCollom’s satisfaction, would have caused Miller and McCollom to make reference thereto in its report on the financial statements for such years, or (2) reportable events described under Item 304(a)(1)(iv)(B) of Regulation SB.

During the two fiscal years ended July 31, 2006 and July 31, 2005 and the subsequent interim period through the engagement of Mayer Hoffman McCann P.C., the Company did not consult with Mayer Hoffman McCann P.C. regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Audit Fees billed by our predecessor independent registered public accounting firm, Miller & McCollom, during Fiscal 2007 were $37,250. No other fees were billed by Miller & McCollom.

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. All “Tax Fees” listed in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

The Board recommends a vote “FOR” the ratification of the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm for the fiscal year ending July 31, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of November 24, 2008 by: (i) each of our directors, (ii) each of our Named Executive Officers and (iii) all of our directors and executive officers as a group. We know of no other person or group of affiliated persons who beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal shareholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 29,795,816 shares outstanding on November 24, 2008, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable within 60 days of November 24, 2008. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner (1)	Title	Common Stock Ownership	Percentage of Shares Outstanding (%)

Gregory H. Barnhill	Director	1,107,930 (2)	3.64
Dennis Brovarone	Director	1,060,535 (3)	3.47
Andrew J. Buckland	Chief Financial Officer	447,609 (4)	1.48
Murray H. Gross	Director	144,000 (5)	0.48
Michael L. Krall	President, CEO/Chairman	2,167,306 (6)	6.93
Paul V. Maier	Director	150,000 (7)	0.50
Donna Singer	Executive VP, Director	1,242,339 (8)	4.02
Tommy G. Thompson	Director	661,100 (9)	2.19

Directors and officers as a Group (8 individuals)		7,501,248 (10)	21.32

(1)	The address for each person listed in the table is c/o PURE Bioscience, 1725 Gillespie Way, El Cajon, CA 92020.

(2)	Includes presently exercisable options to acquire up to 636,000 shares.

(3)	Includes presently exercisable options to acquire up to 750,000 shares.

(4)	Includes presently exercisable options to acquire up to 441,666 shares.

(5)	Includes presently exercisable options to acquire up to 100,000 shares.

(6)	Includes presently exercisable options to acquire up to 1,473,917 shares.

(7)	Includes presently exercisable options to acquire up to 150,000 shares.

(8)	Includes presently exercisable options to acquire up to 1,120,614 shares.

(9)	Includes presently exercisable options to acquire up to 323,100 shares.

(10)	Includes presently exercisable options held by all of the above officers and directors to acquire up to 5,385,297 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. We do not have any shareholders that own greater than ten percent of our outstanding common stock. Our officers and directors are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during Fiscal 2008, our officers and directors and greater than ten percent beneficial owners were in compliance with all applicable Section 16(a) filing requirements.

DIRECTOR COMPENSATION

The following table sets forth in summary form information concerning the compensation earned by the members of our Board who are not Named Executive Officers during Fiscal 2008:

Name	Fees Earned or Paid in Cash ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)(7)		All Other Compensation ($)		Total ($)

Gregory H. Barnhill	5,500	154,500	—		—		160,000

Dennis Brovarone	7,250	—	164,640	(8)	36,000	(11)	207,890

Gary W. Brownell, CPA (1)	—	—	—		14,000	(12)	14,000

Murray H. Gross	8,250	154,500	—		—		162,750

Paul V. Maier (2)	19,500	—	515,637	(9)	—		535,137

Michael Sitton (3)	—	—	—		12,500	(13)	12,500

Tommy G. Thompson	—	154,500	13,011	(10)	62,500	(10)	230,011

(1)	In March, 2008, Mr. Brownell resigned as a director of Pure Bioscience.

(2)	Mr. Maier was appointed to the Board effective January 22, 2008. Mr. Maier is the chair of the Company’s Audit and Compensation Committees.

(3)	In August 2007, Mr. Sitton resigned as a director of Pure Bioscience.

(4)	Fees earned or paid in cash during Fiscal 2008 relate to fees paid for service on the Audit and/or Compensation Committees. Mr. Maier receives fees as the chair of each of the committees.

(5)	Each amount in this column represents the fair value of 30,000 shares of our common stock, based on the market price of our common stock at the time of grant, as discussed below. Mr. Barnhill, Mr. Gross and Secretary Thompson elected to receive shares of our common stock in lieu of options to purchase common stock with an approximately equivalent value at the time of grant.

(6)	Amounts reflect stock-based compensation expense recognized for financial reporting purposes, in accordance with FAS 123(R). All assumptions for these calculations are included in Note 9 of PURE Bioscience’s audited financial statements for Fiscal 2008, as reported in the Company’s Annual Report on Form 10-K for Fiscal 2008.

(7)	The aggregate number of stock and stock option awards outstanding at July 31, 2008 for each director was as follows: Mr. Barnhill (600,000); Mr. Brovarone (915,000); Mr. Gross (100,000); Mr. Maier (150,000); and Secretary Thompson (662,000).

(8)	Amount represents the fair value of options to acquire 50,000 shares of our common stock, as discussed below.

(9)	On joining our Board, Mr. Maier was granted a non-qualified option on 100,000 shares of common stock with an exercise price of $5.73 and a term of five years, which vested on the grant date, for which we expensed a fair value of $350,977. In addition, Mr. Maier received an option to acquire 50,000 shares of our common stock, with a fair value of $164,640, as discussed below.

(10)	In January 2006, we entered into two-year consulting agreement with Secretary Thompson, for domestic and international business development, the compensation for which was a fee of $12,500 per month and an option to purchase 1,000,000 shares of our common stock. The consulting agreement concluded as scheduled in December 2007. During Fiscal 2008, we recorded five months of expense at $12,500 per month, as recorded in “All Other Compensation,” and amortized $13,011 of expense related to the fair value of the option awards, as recorded in “Option Awards.” For more information, please refer to Note 11 of PURE Bioscience’s audited financial statements for Fiscal 2008, as reported in the Company’s Annual Report on Form 10-K for Fiscal 2008.

(11)	Mr. Brovarone received consulting fees for services to the Company as securities counsel.

(12)	Mr. Brownell received consulting fees for services to the Company as a tax advisor.

(13)	In January 2006, we entered into two-year consulting agreement with Mr. Sitton, for domestic and international business development, the compensation for which was a fee of $12,500 per month and an option to purchase 1,300,000 shares of our common stock. In August 2007, Mr. Sitton’s consulting agreement was terminated, and Mr. Sitton resigned from our Board. Mr. Sitton’s option on 1,300,000 shares is no longer exercisable. In August 2007, we recorded the final monthly payment of $12,500 under the consulting agreement. For more information, please refer to Note 11 of PURE Bioscience’s audited financial statements for Fiscal 2008, as reported in the Company’s Annual Report on Form 10-K.

Our non-employee directors receive an option grant upon joining our Board. During Fiscal 2008, we granted a non-qualified option on 100,000 shares of common stock with an exercise price of $5.73 and a term of five years, which vested on the grant date, to Paul Maier upon his joining our Board.

Each year, our Board has historically approved, at its discretion, an annual option or stock grant for Named Executive Officers, directors and our Corporate Secretary. In each of the last three years, such awards have been made in the second calendar quarter of the year. Prior to the formation of our Audit Committee in February 2008, the Board as a whole acted as the administrative committee for our stock option plans. Subsequent to the formation of the Compensation Committee, our Compensation Committee makes recommendations to the Board, which approves option and stock grants to Named Executive Officers and directors.

During Fiscal 2008, each of our Named Executive Officers and our directors was awarded, at his or her election, an option on 50,000 shares of common stock or a grant of 30,000 shares of our common stock, and our Corporate Secretary, who is not a member of the Board, was awarded an option on 25,000 shares of common stock. Based on the terms of the options, and utilizing the Black-Scholes model, an option on 50,000 shares of common stock had an approximately equivalent fair value to 30,000 shares of our common stock at the time of the Board’s approval of the award. The exercise price for the options awarded in Fiscal 2008 was $5.70, which was greater than the closing price of our common stock on the date of grant. Each option was a non-qualified stock option with a term of five years, which vested on its grant date. During Fiscal 2008, three of our directors elected to receive 30,000 shares of our common stock and four of our directors each elected to receive an option to purchase 50,000 shares of our common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following compensation discussion and analysis provides information on the compensation programs established for our Named Executive Officers during Fiscal 2008. All information provided herein should be read in conjunction with the tables provided below.

The Compensation Committee, which was formed in February 2008, is responsible for establishing and administering compensation for all of our Named Executive Officers, including our Chief Executive Officer. The Compensation Committee also exercises oversight of our compensation practices for all employees, including strategies for attracting, developing, motivating and retaining employees. Prior to February 2008, the functions of the Compensation Committee were performed by the Board; however it was the practice of the Board to make decisions related to Mr. Krall’s compensation independent of Mr. Krall.

To assist the Compensation Committee with its responsibilities, it has retained Radford Surveys + Consulting, an Aon Consulting Company, and an independent compensation consulting firm that reports directly to the Compensation Committee. The Compensation Committee receives briefing materials from its consultant which are used as the basis for forming compensation strategies and policies.

The Compensation Committee reports to the Board on its actions and recommendations and meets in executive sessions, often with its independent consultants and without members of management present. Although the Board has discretion to review all executive compensation, it has delegated authority with respect to our executive and general employee compensation programs and practices to the Compensation Committee. The Board annually reviews and approves our Chief Executive Officer’s compensation. The Compensation Committee has met with the executive officers as part of its compensation review.

Compensation Objectives and Philosophy

Our overall compensation objective is to design and implement equitable and cost-effective compensation programs that will help us link corporate strategy and short-term and long-term goals with compensation; will enable us to recruit, develop and retain a team able to build and lead a public company developing novel technologies in diverse markets; and will motivate employees to achieve our strategic goals.

The employment market in San Diego County is very competitive, due to the number of biotechnology companies in the region with whom we compete to attract and retain executive and other staff with the requisite skills and experience to carry out our strategy and to maintain compliance with multiple federal and state regulatory agencies. Many of these companies have significantly greater economic resources than our own. Our Compensation Committee and Board have recognized that our compensation packages must be able to attract and retain highly talented individuals that are committed to our goals and objectives, without at this time paying cash salaries that are competitive with some of our peers with greater economic resources. Our compensation structure is weighted towards equity compensation in the form of options to acquire our common stock, which the Compensation Committee and Board believe motivates and encourages executives to pursue strategic opportunities while managing the risks involved in our current business stage, and aligns compensation incentives with value creation for our shareholders. In this way, our executive compensation program emphasizes “at-risk” compensation over guaranteed or “low-risk” compensation such as salaries and other benefits. We have historically compensated executives via base salary and long-term incentives in the form of stock options, and have not had a formal cash bonus program.

As the Company continues to grow and accelerate the commercialization of its products, our goal is to bring target total cash compensation in closer alignment with that of other similarly sized life science companies in our geographic marketplace. Since the Company’s historic executive base salaries have been significantly below the market 50th percentile, it is the Compensation Committee’s intent to bring base salaries in the range of the market 50th percentile and institute a formal cash bonus program. In November 2008, the Compensation Committee approved salary increases for the named executive officers in order to bring base salaries closer to the 50th percentile though the base salaries remain below the 50th percentile.

In addition to linking our compensation program with our corporate strategy and goals, we also consider other factors when designing our compensation programs, including compensation practices at appropriate benchmark companies, the competitiveness of our programs to the market, and regulatory, tax and accounting implications.

The Compensation Committee has determined that executive compensation practices should place a greater emphasis on corporate performance rather than individual performance. Accordingly, our executive compensation is designed to motivate executives by aligning a substantial portion of their compensation with value creation for our shareholders.

Benchmarking

We consider compensation practices at a peer group of companies when we design executive compensation programs. During Fiscal 2008, in conjunction with Radford Surveys + Consulting, our Compensation Committee compared our Executive Officer compensation against the compensation provided to executives in comparable positions at 25 peer companies. While it is difficult to determine peer companies given the multiple industries in which we operate with a platform technology, the peer group examined by the Compensation Committee includes companies that are comparable to us in size or business life-cycle stage. These companies are listed below:

Achillion Pharmaceuticals, New Haven, CT	CytRx, Los Angeles, CA	Orexigen Therapeutics, San Diego, CA
Anadys Pharmaceuticals, San Diego, CA	Cytori Therapeutics, San Diego, CA	Oxigen, Waltham, MA
Artes Medical, San Diego, CA	Cypress Bioscience, San Diego, CA	RegeneRx, Bethesda, MD
Avigen, Alameda, CA	Javelin Pharmaceuticals, Cambridge, MA	SGX Pharmaceuticals, San Diego, CA
Bionovo, Emeryville, CA	LaJolla Pharmaceuticals, San Diego, CA	Somaxon Pharmaceuticals, San Diego, CA
Cadence Pharmaceuticals, San Diego, CA	Neurogesx, San Mateo, CA	StemCells, Palo Alto, CA
Cardium Therapeutics, San Diego, CA	Novabay Pharmaceuticals, Emeryville, CA	Titan Pharmaceuticals, San Francisco, CA
Celsion, Columbia, MD	Oculus Innovative Sciences, Petaluma, CA
Corcept Therapeutics, Menlo Park, CA	Optimer Pharmaceuticals, San Diego, CA

We obtain compensation data on our peer companies from the Compensation Committee’s independent consultants, public filings and privately published compensation studies conducted by independent third parties which establishes our market reference point. We position our compensation program such that each element of compensation is paid at a level that places us in an approximate percentile of our comparative companies, which we feel best helps us achieve our objectives. For our Named Executive Officers, we target total compensation, including salaries, benefits and equity compensation, such that they approach the 50th percentile of our market reference point. Actual compensation may vary from these targets at the Compensation Committee’s discretion.

Components of Our Executive Compensation Program

Our executive compensation program incorporates components we believe are necessary in order for the Company to provide a competitive compensation package relative to our peers and to provide an appropriate mix between short-term and long-term cash and non-cash compensation. Elements of our executive compensation are listed below:

•	Base salary
•	Stock awards
•	Discretionary bonuses
•	Other benefits and perquisites available to all employees
•	Items specific to our President and Chief Executive Officer per an employment agreement

Base Salary

Our salary structure for employees and executives is based on skill set, knowledge and responsibilities. Base salaries may be adjusted periodically to reflect current market levels. Salaries for new personnel are determined in part by experience and our need to fill a particular skill set within our company. During the fiscal years presented herein, none of our Named Executive Officers received a salary increase.

Stock Awards

A portion of compensation paid to our executives is equity based. We believe equity compensation helps align the interests of our executives with the interests of our shareholders, encourages sustained long-term performance and creates a culture of ownership and entrepreneurship. Our executives’ equity compensation is subject to significant downside risk in the event that our common stock price declines. In addition, we believe stock awards provide incentives to aid in the retention of key executives.

Stock Option Grant Methodology

Each year, our Board has historically approved, at its discretion, an annual option or stock grant for Named Executive Officers, members of the Board, and our Corporate Secretary. In each of the last three calendar years, such awards have been made in the second calendar quarter of the year.

During Fiscal 2008, each of our Named Executive Officers and our directors was awarded, at his or her election, an option to purchase 50,000 shares of common stock or a grant of 30,000 shares of our common stock, and our Corporate Secretary, who is not a member of the Board, was awarded an option on 25,000 shares of common stock. Based on the terms of the options, and utilizing the Black-Scholes model, an option on 50,000 shares of common stock had an approximately equivalent fair value to 30,000 shares of our common stock at the time of the Board’s approval of the award. The exercise price for the options awarded in Fiscal 2008 was $5.70, which was greater than the closing price of our common stock on the date of grant. Each option was a non-qualified stock option with a term of five years, which vested on its grant. Each of our Named Executive Officers elected to receive the option on 50,000 shares of common stock. The choice of receiving a stock option or a stock award was given so that individuals could choose which is most beneficial for their personal circumstances.

Newly-hired Executive Officers, and newly-hired eligible employees, receive an option grant on their date of employment, or at the Company’s discretion and depending on the position, after a probationary period. However, we have not hired any new executive officers since the fiscal year ended July 31, 2005. We grant stock options as a recruitment incentive and so that employees are motivated as owners. We may also, at the Company’s discretion, make subsequent awards to Executive Officers and employees.

As part of its comprehensive review of our executive compensation program design, in conjunction with Radford Surveys+Consulting, our Compensation Committee is in the process of reviewing its stock option award practices and anticipates future changes will be made as we change the mix of various components of total compensation.

Discretionary Bonuses

We have periodically paid bonuses to Named Executive Officers at the discretion of the Board, based on the Board’s evaluation of performance. Amounts paid during Fiscal 2008 and Fiscal 2007 are detailed in the tables below.

Other Benefits and Perquisites

Our Named Executive Officers and all employees receive the following benefits: health and dental insurance; life insurance; and the ability to participate in a small SEP retirement program (the Company has never matched contributions or a portion of contributions to the SEP retirement program). The Company incurs the cost of health and dental insurance for employees only, though immediate family members may participate in the plans at their own expense. We believe our current benefit package is competitive with other similar companies in our region.

All of our employees, including our Named Executive Officers, have the option in certain circumstances to receive cash compensation if they do not take all of their paid vacation days. All cash compensation paid to our Named Executive Officers in Fiscal 2008 in lieu of accrued vacation is disclosed in the Summary Compensation Table below and is accompanied by an explanatory footnote to that table.

We pay the premiums for term life insurance offered to our Named Executive Officers as part of the benefit package we offer. Such life insurance is nondiscriminatory group life insurance which is available to all employees.

Employment Agreement

In April 1996, we entered into a five-year employment agreement for Michael Krall, our President and Chief Executive Officer. The Board has extended Mr. Krall’s employment agreement each year subsequent to the original term. Pursuant to the agreement, as extended, Mr. Krall receives a salary that is determined from time to time by the Board plus an amount equal to 3% of PURE Bioscience’s net income before taxes, if any, plus other benefits, including a car allowance of $500 per month. The Board has extended Mr. Krall’s employment agreement each year subsequent to the original term. In May 2005, the Board approved a salary of $200,000 per year for Mr. Krall. In November 2008, the Board increased Mr. Krall’s base salary to $300,000, effective December 1, 2009. The Compensation Committee intends to propose new employment agreements for all of the Executive Officers during the current fiscal year.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensated officers. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing our executive compensation programs, we believe it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code. While our stock options are intended to qualify as “performance-based compensation” (as defined by the Code), amounts paid under our other compensation programs may not qualify.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

PURE Bioscience’s Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with members of management and, based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which is also incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2008.

The Compensation Committee:

Paul V. Maier, Chair
Dennis Brovarone
Murray H. Gross

Certain Relationships and Related Transactions

Since the beginning of Fiscal 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or beneficial holder of more than 5% of any class of our voting securities or members of such person’s immediate family had or will have a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

Pursuant to the charter of our Audit Committee, all transactions between us and any of our directors, executive officers or related parties are subject to review by our Audit Committee.

Summary Compensation Table

The following table contains information with respect to compensation earned for Fiscal 2008 and Fiscal 2007 by our Chief Executive Officer, our Chief Financial Officer and our Executive Vice President (our “Named Executive Officers”):

Summary Compensation Table for the Fiscal Years Ended July 31, 2008 and 2007

Name and Principal Position	Fiscal Year	Salary ($)(1)(7)	Bonus ($)(2)	Stock Option Awards ($)(3)	All Other Compensation ($)(4)		Total Compensation ($)

Michael Krall	2008	200,000	3,846	164,640	13,738	(5)	382,224
President and	2007	200,000	—	78,033	21,973	(5),(6)	300,006
Chief Executive Officer

Andrew Buckland	2008	175,000	3,365	164,640	4,765		347,770
Chief Financial Officer	2007	175,000	—	78,033	4,105		257,138

Donna Singer	2008	150,000	2,885	164,640	5,806		323,330
Executive Vice President	2007	150,000	—	78,033	3,611		231,644

(1)	Represents actual salary earned during the respective fiscal years.

(2)	Amounts reflect bonuses earned for the respective fiscal years.

(3)	Amounts reflect the stock-based compensation expense recognized for financial reporting purposes, in accordance with FAS 123(R). All assumptions for these calculations are included in Note 9 of PURE Bioscience’s audited financial statements for Fiscal 2008, and Note 7 of PURE Bioscience’s audited financial statements for Fiscal 2007, as reported in the Company’s Annual Report on Form 10-K or Form 10K-SB for the respective fiscal years.

(4)	Amount includes the cost of benefits paid by the Company on behalf of each executive officer for health, dental, vision and life insurance.

(5)	Total includes a $6,000 vehicle allowance for each fiscal year, based on the terms of Mr. Krall’s employment agreement.

(6)	In addition to the amounts described in footnotes 4 and 5 above, included in “all other compensation” for Mr. Krall in Fiscal 2007 is the sum of $9,615 representing compensation received in lieu of accrued vacation.

(7)	On November 20, 2009, the Compensation Committee approved base salary increases for Mr. Krall, Mr. Buckland and Ms. Singer to $300,000, $225,000 and $200,000, respectively, effective December 1, 2009.

Employment Agreements and Arrangements

In April 1996, we entered into a five-year employment agreement for Michael Krall, our President and Chief Executive Officer. The Board has extended Mr. Krall’s employment agreement each year subsequent to the original term. Pursuant to the agreement, as extended, Mr. Krall receives a salary that is determined from time to time by the Board plus an amount equal to 3% of PURE Bioscience’s net income before taxes, if any, plus other benefits, including a car allowance of $500 per month. The Board of Directors has extended Mr. Krall’s employment agreement each year subsequent to the original term. In May 2005, the Board approved a salary of $200,000 per year for Mr. Krall. In November 2008, the Board increased Mr. Krall’s base salary to $300,000, effective December 1, 2009. The Compensation Committee intends to propose new employment agreements for all of the Executive Officers during the current fiscal year.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards made to our Named Executive Officers during Fiscal 2008:

Name and Principal Position	Grant Date	All Other Option Awards: Number of Securities Underlying Stock Options (#)(1)	Exercise of Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)

Michael Krall	4/9/2008	50,000	5.70	164,640
President and
Chief Financial Officer

Andrew Buckland	4/9/2007	50,000	5.70	164,640
Chief Financial Officer

Donna Singer	4/9/2008	50,000	5.70	164,640
Executive Vice President

(1)	All awards made to Named Executive Officers vested on the grant date and were issued under the Company’s 2007 Equity Incentive Plan, which was approved by our shareholders during Fiscal 2007.

(2)	The exercise price of the stock option awards was greater than the fair market value of the stock on the grant date.

(3)	Amounts reflect the stock-based compensation expense recognized for financial reporting purposes, in accordance with FAS 123(R). All assumptions for these calculations are included in Note 9 of PURE Bioscience’s audited financial statements for Fiscal 2008, as reported in the Company’s Annual Report on Form 10-K for Fiscal 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by our Named Executive Officers as of July 31, 2008:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)		Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested ($)(1)	Market Value of Shares or Units of Stock That Have Not Vested (#)
Michael Krall	351,417		—	$0.53	12/19/08	—	—
	350,000		—	$0.53	12/20/09	—	—
	150,000		—	$0.53	01/07/11	—	—
	550,000		—	$1.65	04/21/11	—	—
	50,000		—	$3.00	05/23/12	—	—
	50,000	(2)	—	$5.70	04/09/13	—	—

Andrew Buckland	141,666		—	$0.85	08/02/10	—	—
	200,000		—	$1.65	04/21/11	—	—
	50,000		—	$3.00	05/23/12	—	—
	50,000	(2)	—	$5.70	04/09/13	—	—

Donna Singer	121,564		—	$0.53	12/19/08	—	—
	250,000		—	$0.53	12/20/09	—	—
	150,000		—	$0.53	01/07/11	—	—
	500,000		—	$1.65	04/21/11	—	—
	50,000		—	$3.00	05/23/12	—	—
	50,000	(2)	—	$5.70	04/09/13	—	—

(1)	All stock options for our Named Executive Officers were fully vested as of July 31, 2008.

(2)	During Fiscal 2008, each Named Executive Officer was granted an option to purchase 50,000 shares of our common stock. The grant date fair value is reported on the Summary Compensation Table above and further detailed in Note 9 to the consolidated financial statements reported in the Company’s Annual Report on Form 10-K for Fiscal 2008. All options issued to Named Executive Officers during Fiscal 2008 were fully vested on the grant date.

Option Exercises and Stock Vested

The following table shows information regarding options exercised by our Named Executive Officers during Fiscal 2008:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(4)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael Krall	144,373	(1)	796,218	—	—

Andrew Buckland	8,334	(2)	39,086	—	—

Donna Singer	74,226	(3)	401,321	—	—

(1)	45,790 of the shares acquired by Mr. Krall were acquired pursuant to a net exercise of an option on 50,000 shares of common stock, was to expire and which was granted under the Company’s 2002 Non-Qualified Stock Option Plan. All other exercises by Mr. Krall were of options granted under the Company’s1998 Directors and Officers Stock Option Plan.

(2)	All options exercised by Mr. Buckland were of options granted under the Company’s 2002 Non-Qualified Stock Option Plan.

(3)	45,790 of the shares acquired by Ms. Singer were acquired pursuant to a net exercise of an option on 50,000 shares of common stock, which was to expire and which was granted under the 2002 Non-Qualified Stock Option Plan. All other exercises by Ms. Singer were of options granted under the Company’s1998 Directors and Officers Stock Option Plan.

(4)	Computed by multiplying the number of shares by the closing market price of our common stock on the date of exercise less the exercise price per share.

Pension Benefits

We have no pension plans.

Potential Payments upon Termination or Change in Control

There is no compensatory plan or arrangement with respect to any Named Executive Officer which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviews our corporate accounting and financial reporting process on behalf of the Board. The Audit Committee is comprised solely of independent directors as defined in applicable NASDAQ and SEC regulations, and operates under a written charter approved by the Board. This charter is available on the corporate governance section of our website, www.purebio.com.

Management is responsible for the financial statements, the corporate accounting and financial reporting processes, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. Our independent registered public accounting firm is responsible for planning and performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States. Our independent auditors are also responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, and on the effectiveness of our internal controls.

The Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed with management and our independent registered public accounting firm the audited financial statements for Fiscal 2008, including the appropriateness of the accounting principles applied, the reasonableness of significant judgments, the clarity and completeness of disclosure in the financial statements, and management’s assessment of the effectiveness of internal control over financial reporting at July 31, 2008.

The Audit Committee and our independent registered public accounting firm discussed the auditors’ independence from PURE Bioscience and its management, and matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380). The Audit Committee also discussed with our independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The Audit Committee met three times during Fiscal 2008, subsequent to its formation in February 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for Fiscal 2008, for filing with the SEC.

The Audit Committee:

Paul V. Maier, Chair
Gregory Barnhill
Murray H. Gross

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee has ever been an officer or employee of ours or had a relationship requiring disclosure under applicable SEC regulations. None of our executive officers currently serves, or served during Fiscal 2008, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

REQUEST FOR MORE INFORMATION
We maintain a website at www.purebio.com. We make our periodic and current reports available free of charge on our website. Information contained on, or accessible through, our website is not part of this report or our other filings with the SEC. You can also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.

DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its shareholders (the “2010 Meeting”) by submitting proposals to the Company in a timely manner. In order to be so included for the 2010 Meeting, shareholder proposals must be received by the Company no later than September 12, 2010 and must otherwise comply with the requirements of Rule 14a-8. If the date of the 2010 Meeting is more than 30 days earlier or more than 60 days later than the date of the 2009 Meeting, notice must be received no earlier than the 120th day prior to such 2010 Meeting and not later than the close of business on the later of the 90th day prior to such 2010 Meeting or the 10th day following the day on which public announcement of the date of such 2010 Meeting is first made. If a shareholder who has notified the Company of his intention to present a proposal at the 2010 Meeting does not appear or send a qualified representative to present his proposal at the 2010 Meeting, the Company need not present the proposal for a vote at the 2010 Meeting. All notices of proposals by shareholders should be sent to the office of the Company, 1725 Gillespie Way, El Cajon, California 92020.

ANNUAL REPORT
Our Annual Report for the fiscal year ended July 31, 2008 (“Fiscal 2008”) will be made available online at www.proxyvote.com to stockholders of record as of December 2, 2008. Our Annual Report does not constitute, and should not be considered, a part of this Proxy Statement. A copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request of any person who was a beneficial owner of our common stock on December 2, 2008. Requests should be directed to PURE Bioscience, 1725 Gillespie Way, El Cajon, CA 92020; Attention: Investor Relations.

OTHER MATTERS
We know of no other matters to be submitted at the Meeting. If any other matter properly comes before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as our Board may recommend.

All shareholders are urged to complete, sign, date and return the accompanying proxy in the enclosed envelope or to vote by telephone or on the Internet.